Exhibit (h)(3)

New Mountain Finance Corporation

5.75% Notes due 2023

Underwriting Agreement

September 20, 2018

Keefe, Bruyette & Woods, Inc.

As representative (the “Representative”) of the several Underwriters named in Schedule I hereto

c/o       Keefe, Bruyette & Woods, Inc.

787 7th Avenue

Fourth Floor

New York, New York 10019

Attn: Capital Markets

Ladies and Gentlemen:

New Mountain Finance Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $50,000,000 principal amount of 5.75% Notes due 2023 of the Company (the “Firm Notes”). In addition, the Company proposes to sell, at the election of the Representatives, up to an additional $7,500,000 in aggregate principal amount of 5.75% Notes due 2023 (the “Optional Notes”).  The Firm Notes and the Optional Notes are herein referred to collectively as the “Notes.”

On May 19, 2011, the Company filed a Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 (File No. 814-00832) (the “Notification of Election”) with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), pursuant to which the Company elected to be regulated as a business development company (“BDC”).

The Company has elected to be treated, and intends to qualify annually, as a regulated investment company (“RIC”) (within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the “Code”)), commencing with its taxable year ending on December 31, 2011.

The Company has entered into an investment advisory and management agreement, dated as of May 8, 2014 (the “Investment Management Agreement”), with New Mountain Finance Advisers BDC, L.L.C., a Delaware limited liability company (the “Adviser”), which has registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).

The Company has entered into a Second Amended and Restated Administration Agreement, dated as of May 5, 2015 (the “Administration Agreement”), with New Mountain Finance Administration, L.L.C., a Delaware limited liability company (the “Administrator”).

The Company has entered into a trademark license agreement, dated as of May 19, 2011, as amended by Amendment No. 1, dated November 8, 2011 (the “License Agreement”), with New Mountain Capital, L.L.C., a Delaware limited liability company (“New Mountain”).

The Company has entered into a custody agreement with U.S. Bank National Association, dated March 31, 2014 (the “Custody Agreement”).

The Company entered into the Second Amended and Restated Limited Liability Company of New Mountain Finance Holdings, L.L.C. (“NMFH LLC”), dated May 8, 2014 (the “NMFH LLC Agreement”).

For purposes of this Underwriting Agreement (this “Agreement”), the Investment Management Agreement, the Administration Agreement, the License Agreement, the Custody Agreement and the NMFH LLC Agreement are collectively referred to as the “Company Agreements.”

1.  The Company represents and warrants to and agrees with each of the Underwriters, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with each of the Underwriters, that:

(a)                     A registration statement on Form N-2 (File No. 333-218040) (as amended as of its effective date on July 13, 2018, the “Initial Registration Statement”) in respect of the Notes has been filed with the Commission; the Company is eligible to use Form N-2; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to each of the other Underwriters, have become effective or been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Act”), which became effective upon filing, no other post-effective amendment to the Initial Registration Statement has heretofore been filed with the Commission and not become effective; and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the base prospectus included in the Initial Registration Statement as of its effective date on July 13, 2018, is hereinafter called the “Base Prospectus”; the preliminary prospectus supplement, dated September 20, 2018, relating to the Notes filed with the Commission pursuant to Rule 497 of the rules and regulations of the Commission under the Act, together with the Base Prospectus, is hereinafter called the “Pricing Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 497 under the Act in accordance with Section 6(A)(a) hereof and deemed by virtue of Rule 430C under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and the Base Prospectus, together with the prospectus supplement, to be dated September 20, 2018, to be filed with the Commission pursuant to Rule 497 under the Act in accordance with Section 6(A)(a) hereof and in the form first used by the Underwriters to confirm sales of the Notes, is hereinafter called the “Prospectus”; any reference to any amendment or supplement to the Base Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement and any prospectus supplement relating to the Notes filed with the Commission pursuant to Rule 497 under the Act, in each case after the date of the Base Prospectus, the Pricing Prospectus or the Prospectus, as the case may be;

(b)                     No order preventing or suspending the use of the Pricing Prospectus has been issued by the Commission, and the Pricing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined below);

(c)                      For the purposes of this Agreement, the “Applicable Time” is 4:40 p.m. (Eastern Time) on the date of this Agreement.  The Pricing Prospectus as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Additional Disclosure Item (as defined in Section 8 hereof) listed in Schedule II(a) hereto, if any, does not conflict in any material respect with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Additional Disclosure Item, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Disclosure Package in reliance upon and in conformity with the Underwriter Information; there are no contracts or agreements that are required to be described in the Registration Statement, the Pricing Prospectus, or the Prospectus, or to be filed as an exhibit to the Registration Statement, that have not been so described and filed as required;

(d)                     The Registration Statement conforms, and the Pricing Prospectus and the Prospectus, and any further amendments or supplements to the Registration Statement, the Pricing Prospectus and the Prospectus will conform, in all material respects to the requirements of the Act and do not and will not, as of the applicable effective date of the Initial Registration Statement and each post-effective amendment thereto, as of the Applicable Time as to the Pricing Prospectus and any amendment or supplement thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e)                      Since the respective dates as of which information is given in the Registration Statement and the Disclosure Package, there has not been any change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company (any such change or development is hereinafter referred to as a “Material Adverse Change”), otherwise than as set forth or contemplated in the Disclosure Package;

(f)                       The Company has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all material real property and good and marketable title to all material personal property owned by it free and clear of all liens, encumbrances and defects except (i) such liens, encumbrances or defects as are described in the Disclosure Package or (ii) such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; the Company owns, leases or has access to all material properties and other assets that are necessary to the conduct of its business as described in the Registration Statement, the Disclosure Package and the Prospectus;

(g)                      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Disclosure Package and to enter into and perform its obligations under this Agreement and each of the Company Agreements, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(h)                     The Company has an authorized capitalization as set forth in the Disclosure Package under the caption “Capitalization;” all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(i)                         The Notes to be issued and sold to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture, dated as of August 20, 2018 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and the second supplemental indenture, to be dated as of September 25, 2018 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee, under which they are to be issued; the Base Indenture has been duly authorized, executed and delivered by the Company and the Second Supplemental Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the

Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and entitled to the benefits provided by the Indenture; and the Notes and the Indenture will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus and the offer and sale of the Notes as contemplated hereby has been duly approved by all necessary corporate action; and, except as otherwise set forth in the Pricing Prospectus and the Prospectus, the issuance of the Notes is not subject to any pre-emptive, co-sale right, rights of first refusal or other similar rights of any security holder of the Company or any other person; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

(j)                                    The Notes will be issued to Cede & Co. as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”), dated May 29, 2014, between the Company and DTC.

(k)                                 The Company does not own, directly or indirectly, any shares of stock, membership interests or any other equity or long-term debt securities of any corporation or other entity other than (i) as described in the Pricing Prospectus under the caption “Prospectus Supplement Summary,” (ii) the corporations or other entities (a) listed in the Consolidated Schedule of Investments as of June 30, 2018 in the Pricing Prospectus and (b) that the Company acquired since June 30, 2018 and that will be listed in the Company’s Consolidated Schedule of Investments as of September 30, 2018 (each a “Portfolio Company” and collectively, the “Portfolio Companies”) and (iii) the subsidiaries described in Section 1(tt) in this Agreement. Other than the Company’s investments in UniTek Global Services, Inc., NM APP CANADA CORP., NM APP US LLC, NM CLFX LP, NM DRVT LLC, NM JRA LLC, NM GLCR LLC, NM KRLN LLC, NM NL Holdings, L.P., Edmentum Ultimate Holdings, LLC, Edmentum, Inc., NMFC Senior Loan Program II LLC and NMFC Senior Loan Program III LLC, the Company does not control (as such term is defined in Section 2(a)(9) of the Investment Company Act) any of the Portfolio Companies;

(l)                         This Agreement has been duly authorized, executed and delivered by the Company; each of the Company Agreements has been duly authorized, executed and delivered by the Company, and constitute valid, binding and enforceable agreements of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally; and the Investment Management Agreement has been approved by the Company’s board of directors and shareholders in accordance with Section 15 of the Investment Company Act and contains the applicable provisions required by Section 205 of the Advisers Act and Section 15 of the Investment Company Act;

(m)                 The DTC Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, binding and enforceable agreement of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally;

(n)                     None of the execution, delivery and performance of this Agreement, the DTC Agreement or any of the Company Agreements, or the consummation of the transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its properties or assets are subject, (ii) result in any violation of the provisions of the certificate of incorporation or the bylaws of the Company or (iii) result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications and waivers as have been obtained or made as of the date of this Agreement, except, with respect to clause (i), to the extent that any such conflict, breach or violation would not reasonably be expected to result in a Material Adverse Change; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Agreement, the DTC Agreement or the Company Agreements, or the consummation of the transactions contemplated hereby and thereby, except the registration under the Act of the Notes, such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue

Sky laws in connection with the purchase and distribution of the Notes by the Underwriters and such consents, approvals, authorization, orders, registrations or qualifications which have been obtained or effected;

(o)                     The Company is not (i) in violation of its organizational documents, including its certificate of incorporation and bylaws, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, with respect to clause (ii), to the extent that any such default would not reasonably be expected to result in a Material Adverse Change;

(p)                     The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of the Notes,”  insofar as they purport to constitute a summary of the terms of the Notes, and under the captions “Investment Management Agreement,” “Administration Agreement,” “License Agreement,” and “Regulation,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair summaries in all material respects; the statements set forth in the Pricing Prospectus and the Prospectus under the caption “Material Federal Income Tax Considerations,” insofar as they purport to summarize certain provisions of the United States federal income tax law and regulations, or legal conclusions with respect thereto, fairly present such laws and regulations and are accurate summaries in all material respects;

(q)                     The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, will not be required to register as an “investment company,” as such term is used in the Investment Company Act;

(r)                        Other than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(s)                       The Company has duly elected to be regulated by the Commission as a BDC under the Investment Company Act, and no order of suspension or revocation has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission.  Such election is effective and has not been withdrawn and the provisions of the Company’s amended and restated certificate of incorporation and amended and restated bylaws, and compliance by the Company with the investment objectives, policies and restrictions described in the Disclosure Package and the Prospectus will not conflict with the provisions of the Investment Company Act applicable to the Company;

(t)                        Deloitte & Touche LLP, who has certified certain financial statements of the Company, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(u)                     The financial statements, together with the related notes, included in the Registration Statement, the Pricing Prospectus and the Prospectus, present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, changes in net assets, cash flows and financial highlights of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The selected financial data included in the Pricing Prospectus and the Prospectus present fairly the information shown therein and was compiled on a basis consistent with that of the audited financial statements included in the Pricing Prospectus and the Prospectus;

(v)                     The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  There has been (1) no material weakness (whether or not remediated) in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); (2) no change in the Company’s internal control over financial reporting that has materially negatively affected, or is reasonably likely to materially negatively affect, the Company’s internal control over financial reporting; and (3) no failure on the part of the Company and any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith to the extent applicable to the Company;

(w)                   The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the operations and assets managed by the Adviser, is made known to the Company’s principal executive officer and principal financial officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established;

(x)                     The terms of the Investment Management Agreement comply in all material respects with the applicable provisions of the Investment Company Act and the Advisers Act;

(y)                     Except as set forth in the Disclosure Package and the Prospectus, (i) there are no agreements requiring the registration under the Act of, and (ii) there are no options, warrants or other rights to purchase any shares of, or exchange any securities for shares of, the Company’s capital stock;

(z)                      When the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and compiled in all material respects with the requirements of, the Investment Company Act and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Company has not filed with the Commission any notice of withdrawal of the Notification of Election pursuant to Section 54(c) of the Investment Company Act and no order of suspension or revocation of such Notification of Election has been issued or proceedings therefor initiated or, to the best knowledge of the Company, threatened by the Commission;

(aa)              Following the execution and effectiveness of the License Agreement, the Company owns, or has obtained a valid and enforceable license for, or other right to use, the trademarks (whether registered or unregistered) and trade names described in the Disclosure Package and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses;

(bb)              The Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its businesses; all such insurance is fully in force;

(cc)                The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(dd)              The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company;

(ee)                Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Disclosure Package or the Prospectus;

(ff)                  Neither the Company nor, to the Company’s knowledge, any of its directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed to result in, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Notes;

(gg)                Except as disclosed in the Disclosure Package and the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act and (ii) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of any of the Underwriters;

(hh)              The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to a BDC and the rules and regulations of the Commission thereunder;

(ii)                      The Company has not distributed and prior to the later to occur of (i) the First Time of Delivery (as defined in Section 5 hereof) and (ii) the completion of the distribution of the Notes will not distribute any offering material other than (A) the Registration Statement, the Disclosure Package and the Prospectus, and any amendment or supplement to any of the foregoing, and (B) such materials as may be approved by the Representatives and filed with the Commission in accordance with Rule 482 of the Act;

(jj)                    None of the persons identified as “independent directors” in the Registration Statement and the Disclosure Package is an “interested person” as that term is defined in Section 2(a)(19) of the Investment Company Act;

(kk)              Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus which is not so described;

(ll)                      Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor the Adviser has any material lending or other relationship with any affiliate of any Underwriter and the Company will not use any of the proceeds from the sale of the Notes to repay any indebtedness owed to any affiliate of any Underwriter;

(mm)      Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), (i) each of the Company and the NMFC Subsidiaries (as defined in Section 1(tt)) has filed or has caused to be filed all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Change), (ii) each of the Company and the NMFC Subsidiaries has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Change, (iii) the Company has elected to be treated, and has operated, and intends to continue to operate, its business so as to continue to qualify as a RIC under Subchapter M of the Code and (iv) each of the Company and the NMFC Subsidiaries intends to direct the investment of the net proceeds of the offering of the Notes, and has operated, and intends to continue to operate, its business, in such a manner so as to enable the Company to continue to qualify as a RIC under Subchapter M of the Code;

(nn)              The Company is not aware that any executive officer, key employee or significant group of employees, if any, of the Company plans to terminate employment with the Company or is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company;

(oo)              The Company (i) has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company and (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders applicable to the Company, except in the case of (i) and (ii) as would not, either individually or in the aggregate, reasonably be expected to, result in a Material Adverse Change;

(pp)              Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA;

(qq)              The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, has been threatened;

(rr)                    Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Notes contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(ss)                  Any statistical and market-related data included in the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate;

(tt)                    Each of the Company’s consolidated subsidiaries as determined in accordance with GAAP (the “NMFC Subsidiaries”) has been duly formed and is validly existing in good standing as either a limited liability company or a corporation under the laws of the State of Delaware or the State of Maryland, as applicable, with full power and authority to own, lease and/or operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to do business and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification. The Company owns, directly or indirectly, all of the outstanding equity interests of each of the NMFC Subsidiaries free and clear of any liens, charges or encumbrances in favor of any third parties, except such liens, charges or encumbrances as have been or may be imposed thereon in accordance with the terms and conditions of the secured revolving credit facility between NMFH LLC and Wells Fargo Bank, National Association (as amended, the “Holdings Credit Facility”). None of the NMFC Subsidiaries employ any persons or conduct any business other than, in the case of NMFH LLC, in connection with the Holdings Credit Facility (and any activities incidental thereto), and New Mountain Finance SBIC, L.P., New Mountain Finance SBIC II, L.P. and New Mountain Net Lease Corporation, including the acquisition, holding or disposition of assets on behalf of the Company, including the receipt of interest, dividends and principal payments thereon; and

(uu)              The Company has received clearance to apply for the listing of the Notes on the New York Stock Exchange (the “NYSE”).

2.  The Adviser and the Administrator, jointly and severally, represent and warrant to, and agree with, the Underwriters that:

(a)                     Since the respective dates as of which information is given in the Registration Statement and the Disclosure Package, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of each of the Adviser and the Administrator (any such change or development is hereinafter referred to as an “Adviser Material Adverse Change” with respect to the Adviser and as an “Administrator Material Adverse Change” with respect to the Administrator), otherwise than as set forth or contemplated in the Disclosure Package;

(b)                     Each of the Adviser and the Administrator has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Disclosure Package, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which each owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Change or Administrator Material Adverse Change, as applicable;

(c)                      The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement for the Company as contemplated by the Disclosure Package and the Prospectus. There has been no proceeding initiated or, to the Adviser’s knowledge, threatened by the Commission for the purpose of suspending the registration of the Adviser under the Advisers Act;

(d)                     (i) This Agreement and the Investment Management Agreement have each been duly authorized, executed and delivered by the Adviser and constitute valid, binding and enforceable agreements of the Adviser subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and (ii) this Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Administrator and constitute valid, binding and enforceable agreements of the Administrator subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally;

(e)                      None of the execution, delivery and performance of this Agreement, the Investment Management Agreement or the Administration Agreement, or the consummation of the transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Adviser or the Administrator is a party or by which the Adviser or the Administrator is bound or to which any of the respective property or assets of each of the Adviser or the Administrator is subject, (ii) result in any violation of the provisions of each of the Adviser’s or the Administrator’s limited liability company agreement or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications and waivers as will have been obtained or made as of the date of this Agreement, except, with respect to clause (i), to the extent that any such conflict, breach or violation would not reasonably be expected to result either in an Adviser Material Adverse Change or an Administrator Material Adverse Change, as applicable; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Agreement, the Investment Management Agreement or the Administration Agreement, or the consummation of the transactions contemplated hereby and thereby by the Adviser and the Administrator, except such as have been obtained under the Act, the Investment Company Act and the Advisers Act and except such consents, approvals, authorization, orders, registrations or qualifications which have been obtained or effected;

(f)                       There are no legal or governmental proceedings pending to which the Adviser or the Administrator is a party or of which any of their respective property is the subject which would reasonably be expected to individually or in the aggregate materially adversely affect either the Adviser’s or the Administrator’s ability to properly render services to the Company under the Investment Management Agreement or Administration Agreement, as applicable, or have a material adverse effect on either the Adviser’s or the Administrator’s current or future financial position, stockholders’ equity or results of operations and, to the Adviser’s and the Administrator’s knowledge, no such proceedings have been threatened or contemplated by governmental authorities or threatened by others;

(g)                      Neither the Adviser nor the Administrator (i) is in violation of its respective limited liability company agreement or (ii) is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which either the Adviser or the Administrator is a party or by which either the Adviser or the Administrator or any of their respective properties may be bound, except, with respect to clause (ii), to the extent that any such default would not reasonably be expected to result in an Adviser Material Adverse Change or an Administrator Material Adverse Change, as applicable;

(h)                     Each of the Adviser and the Administrator possesses all licenses, certificates, permits and other authorizations issued by appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business, and neither the Adviser nor the Administrator has received any notice of proceeding relating to the revocation or modification of any such license, certificate, permit or authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Change or an Administrator Material Adverse Change, as applicable;

(i)                         The descriptions of the Adviser and the Administrator and each of their respective principals and business, and the statements attributable to each of the Adviser and the Administrator, in the Disclosure Package and the Prospectus do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(j)                        Each of the Adviser and the Administrator has the financial resources available to each necessary for the performance of their respective services and obligations as contemplated in the Disclosure Package and under this Agreement and the Investment Management Agreement with respect to the Adviser, and under this Agreement and the Administration Agreement with respect to the Administrator;

(k)                     Each of the Adviser and the Administrator is not aware that (i) any of their respective executives, key employees or significant group of employees plans to terminate employment with either the Adviser or the Administrator, respectively, or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by either the Adviser’s or the Administrator’s present or proposed business activities;

(l)                         The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by the Adviser under the Investment Management Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(m)                 The Administrator maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions for which the Administrator has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(n)                     Each of the Adviser and the Administrator has not taken, directly or indirectly, any action designed to result in, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Notes, and neither the Adviser nor the Administrator is aware of any such action being taken by any of their respective affiliates;

(o)                     Neither the Adviser nor the Administrator nor, to their respective knowledge, any director, officer, agent, employee, affiliate or other person, in each case, acting on behalf of each of the Adviser or the Administrator has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA;

(p)                     Each of the Adviser’s and the Administrator’s operations are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving either the Adviser or the Administrator with respect to the Money Laundering Laws is pending or, to each of the Adviser’s or the Administrator’s knowledge, threatened; and

(q)                     Neither the Adviser nor the Administrator nor, to their respective knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of each of the Adviser or the Administrator is currently subject to any U.S. sanctions administered by the OFAC; and neither the Adviser or the Administrator will cause the Company to use any of the proceeds received by the Company from the sale of Notes contemplated by this Agreement, or cause the Company to lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3.  Subject to the terms and conditions herein set forth:

(a)                     The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.41% of the principal amount thereof, the principal amount of Firm Notes set forth opposite the name of such Underwriter in Schedule I hereto and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Notes as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.0% of the principal amount thereof (without giving effect to any accrued interest from the First Time of Delivery to the relevant Subsequent Time of Delivery, as those terms are defined herein), that portion of the principal amount of Optional Notes as to which such election shall have been exercised determined by multiplying such principal amount of Optional Notes by a fraction, the numerator of which is the maximum principal amount of Optional Notes which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum principal amount of Optional Notes that all of the Underwriters are entitled to purchase hereunder.

(b)                     The Company hereby grants to the Underwriters the right to purchase at their election up to $7,500,000 aggregate principal amount of Optional Notes, at the purchase price set forth in the paragraph above, for the sole purpose of covering sales of Notes in excess of the principal amount of Firm Notes.  Any such election to purchase Optional Notes may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Notes to be purchased and the date on which such Optional Notes are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

4.  Upon the authorization by you of the release of the Firm Notes, the several Underwriters propose to offer the Firm Notes for sale upon the terms and conditions set forth in the Prospectus.

5.  The Notes to be purchased by each Underwriter hereunder, represented by one or more definitive global Notes in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates representing the Notes to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Notes, 10:00 a.m., New York City time, on September 25, 2018 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Notes, 10:00 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Notes, or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm Notes is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Notes, if not the First Time of Delivery, is herein called the “Subsequent Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(a)                     The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Notes and any additional documents requested by the Underwriters pursuant to Section 10(j) hereof, will be delivered at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 (the “Closing Location”), and the Notes will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Agreement “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6.  (A) The Company agrees with each of the Underwriters:

(a)                     To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 497 under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430C under the Act; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Pricing Prospectus or other prospectus in respect of the Notes, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Pricing Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                     Promptly from time to time to take such action as you may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required (i) to qualify as a foreign corporation, (ii) to file a general consent to service of process in any jurisdiction or (iii) to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;

(c)                      Prior to 3:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement or as otherwise agreed to by the Company and the Representatives and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time by the Act after the time of issue of the Prospectus in connection with the offering or sale of the Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Notes at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)                     To make generally available to the Company’s securityholders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)                      For one year following the date hereof, to furnish to the holders of the Notes after the end of each fiscal year, within the required time period for filing thereof (or as soon as practicable thereafter), an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders, within the required time period for filing thereof (or as soon as practicable thereafter), consolidated summary financial information of the Company and its subsidiaries, if any, for such quarter in reasonable detail; provided, however, that the Company will be deemed to have satisfied the requirements of this paragraph (e) if the Company files with or furnishes to the Commission the reports, documents or information of the types otherwise so required;

(f)                       To use the net proceeds received from the sale of the Notes pursuant to this Agreement in the manner specified in the Disclosure Package under the caption “Use of Proceeds”;

(g)                      To cooperate with the Representative and use its commercially reasonably efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

(h)                     To use its commercially reasonable efforts to effect, within 30 days of the First Time of Delivery, the listing of the Notes on the NYSE.

(i)                         If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(j)                        To use its commercially reasonable efforts to cause the Company to continue to qualify to be treated as a RIC under Subchapter M of the Code, and to maintain such election in effect, for each taxable year during which the Company is a BDC under the Investment Company Act;

(k)                     To use, during a period of two years from the effective date of the Registration Statement, its commercially reasonable efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of its board of directors and a vote of stockholders as required by Section 58 and Section 12(d)(1)(E) of the Investment Company Act or any successor provision;

(l)                         Not to take, directly or indirectly, any action designed, or which could reasonably be expected to cause or result in, under the Exchange Act, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Notes;

(m)                 Before using, approving or referring to any Additional Disclosure Item (as defined in Section 8 hereof), the Company will furnish to the Representatives and counsel for the Underwriters a copy of such material for review and will not make, prepare, use, authorize, approve or refer to any such material to which the Representatives reasonably object; and

(n)                     To comply with the applicable provisions of the Act, the Exchange Act and the Investment Company Act, and the rules and regulations thereunder, so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the Prospectus.

(B)  Each of the Adviser and the Administrator agrees with each of the Underwriters not to take, directly or indirectly, any action designed, or which could reasonably be expected to cause or result in, under the Exchange Act, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Notes.

7.  The Company agrees with each of the Underwriters that, during the period beginning from the date hereof and continuing to and including the date that is 30 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) directly or indirectly sell, offer to sell, enter into any agreement to sell, or otherwise dispose of, any debt securities issued by the Company (other than the Notes) which are substantially similar to the Notes or securities convertible into such debt securities which are substantially similar to the Notes, or (ii) publicly announce an intention to effect any transaction specified in clause (i), without the prior written consent of Keefe, Bruyette & Woods, Inc, which may be given at any time without public notice.

8.  The Company represents and agrees that, without the prior consent of the Representatives, (i) it will not distribute any offering material other than the Registration Statement, the Disclosure Package or the Prospectus, and (ii) it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Act and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the Act; and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes, including any in-person roadshow or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Company (the materials and information referred to in this Section 8 are herein referred to as an “Additional Disclosure Item”); any Additional Disclosure Item the use of which has been consented to by the Representatives is listed on Schedule II(a) hereto; and, without the prior consent of Keefe, Bruyette & Woods, Inc., it has not made and will not make any offer relating to the Notes that would constitute a free writing prospectus.

9.  The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Notes under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Pricing Prospectus, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the DTC Agreement, the Indenture, the Notes, the Blue Sky Memorandum and closing documents (including any compilations thereof) in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 6(A)(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the fees and expenses incurred in connection with the listing of the Notes on the NYSE; (v) the filing fees incident to, and in addition, the reasonable fees and disbursements of counsel for the Underwriters up to $10,000.00 in connection with any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Notes; (vi) the cost of preparing the Notes; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; (viii) all “road show” expenses of the Company (provided that the Company will pay fifty percent (50%) of the aggregate cost of any private aircraft used in connection with such “road show” presentations, if any); (ix) any fees charged by securities rating services for rating the Notes, if any; and (x) all other costs and expenses incident to the performance of the Company, the Adviser and the Administrator of their obligations hereunder which are not otherwise specifically provided for in this Section 9. In connection with clause (ii) of the proceeding sentence, the Representatives agree to pay New York State stock transfer tax, and the Company agrees to reimburse the Underwriters for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section 9, and Sections 11, 12 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

10.  The obligations of the Underwriters hereunder, as to the Notes to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, the Adviser and the Administrator herein are, at and as of such Time of Delivery, true and correct, the condition that the Company, the Adviser and the Administrator shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                     The Prospectus shall have been filed with the Commission pursuant to Rule 497 under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(A)(a) hereof; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                     Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                      Eversheds Sutherland (US) LLP, counsel for the Company, the Adviser and the Administrator, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you;

(d)                     On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at such Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e)                      Since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at such Time of Delivery on the terms and in the manner contemplated in each of the Disclosure Package and the Prospectus;

(f)                       On or after the Applicable Time, to the extent the Company has rated debt securities, (i) no downgrading shall have occurred in the rating accorded any of the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g)                      On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the NASDAQ Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the

Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at such Time of Delivery on the terms and in the manner contemplated in each of the Disclosure Package and the Prospectus;

(h)                     Within 30 days of the First Time of Delivery, the Notes shall have been approved for listing on the NYSE.

(i)                         The Company shall have complied with the provisions of Section 6(A)(c) hereof with respect to the furnishing of prospectuses;

(j)                        Each of the Company, the Adviser and the Administrator shall have furnished or caused to be furnished to you at such Time of Delivery certificates of their respective officers satisfactory to you as to the accuracy of the representations and warranties of each of the Company, the Adviser and the Administrator herein at and as of such Time of Delivery, as to the performance by each of the Company, the Adviser and the Administrator of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section 10 and as to such other matters as you may reasonably request, provided that the Company, the Adviser or the Administrator, as applicable, have been informed as to such other matters for which certificates will be requested prior to the Applicable Time;

(k)                     The Underwriters shall have received an executed original copy of the Base Indenture and the Second Supplemental Indenture; and

(l)                         The Notes shall be eligible for clearance and settlement through the facilities of DTC.

11.  Indemnification.

(a)                     The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item in reliance upon and in conformity with the Underwriter Information.

(b)                     The Adviser and the Administrator, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, provided, however, that the Adviser or the Administrator shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item in reliance upon and in conformity with written information furnished to the Company, the Adviser or the Administrator by any Underwriter through the Representatives expressly for use therein.

(c)                      Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Company, the Adviser and the Administrator against any losses, claims, damages or liabilities to which any of the Company, the Adviser and the Administrator may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, in reliance upon and in conformity with written information furnished to any of the Company, the Adviser or the Administrator by such Underwriter through the Representatives expressly for use therein; and will reimburse any of the Company, the Adviser or the Administrator for any legal or other expenses reasonably incurred by any of the Company, the Adviser or the Administrator in connection with investigating or defending any such action or claim as such expenses are incurred. Each of the Company, the Adviser and the Administrator acknowledge that the twelfth, thirteenth and fourteenth paragraphs related to price stabilization, syndicate covering transactions and penalty bids under the heading “Underwriting” in the Registration Statement, the Pricing Prospectus, the Disclosure Package or the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Pricing Prospectus, the Disclosure Package or the Prospectus (the “Underwriter Information”).

(d)                     Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                      If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein but is otherwise applicable in accordance with its terms, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other from the offering of the Notes.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Adviser, and the Administrator on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser or the Administrator on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)                       The obligations of the Company, the Adviser and the Administrator under this Section 11 shall be in addition to any liability which each of the Company, the Adviser or the Administrator may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each of the Company (including any person who, with his or her consent, is named in the Prospectus as about to become a director of the Company), the Adviser or the Administrator and to each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of the Act.  No party shall be entitled to indemnification under this Section 11 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

12.  (a)  If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes, or the Company notifies you that it has so arranged for the purchase of such Notes, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 12 with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(b)                     If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes which such Underwriter agreed to purchase hereunder) of the principal amount of Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                      If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Notes) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13.  The respective indemnities, agreements, representations, warranties and other statements of each of the Company, the Adviser, the Administrator and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes.

14.  If this Agreement shall be terminated pursuant to Section 12 hereof, the Company, the Adviser and the Administrator shall not then be under any liability to any Underwriter except as provided in Sections 9 and 11, hereof; provided, if for any other reason, other than the occurrence of an event provided in Section 10(g) hereof, any Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for its allocable portion of all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes not so delivered by the Company, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 9 and 11 hereof.

15.  In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Keefe, Bruyette & Woods, Inc., on behalf of you as the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(i) if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you in care of Keefe, Bruyette & Woods, Inc., 787 7th Avenue, Fourth Floor, New York, New York 10019, Facsimile: (212) 581-1592, Attn: Capital Markets, with a copy, which shall not constitute notice, to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: Joshua Wechsler, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 11(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under Section 7 shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative at Keefe, Bruyette & Woods, Inc., 787 7th Avenue, Fourth Floor, New York, New York 10019, Facsimile: (212) 581-1592, Attn: Capital Markets, with a copy, which shall not constitute notice, to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: Joshua Wechsler, Esq.;

(ii) if to the Company, the Adviser or the Administrator shall be delivered or sent by mail, telex or facsimile transmission to New Mountain Finance Corporation, 787 Seventh Avenue, 48th Floor, New York, New

York 10019, Attention: Robert Hamwee, with a copy to Steven B. Boehm c/o Eversheds Sutherland (US) LLP, 700 Sixth Street, NW, Suite 700, Washington, D.C. 20001; and

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Adviser and the Administrator, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18.  Each of the Company, the Adviser and the Administrator hereby acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, the Adviser or the Administrator with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company, the Adviser or the Administrator except the obligations expressly set forth in this Agreement and (iv) each of the Company, the Adviser and the Administrator has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Company, the Adviser and the Administrator agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, the Adviser or the Administrator in connection with such transaction or the process leading thereto.

19.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other, or any of them, with respect to the subject matter hereof.

20.  THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

21.  The Company, the Adviser, the Administrator and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23.  Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

24.  Except as set forth below, no claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company, the Adviser and the Administrator each consents to the jurisdiction of such courts and personal service with respect thereto.  The Company, the Adviser and the Administrator each hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Adviser and the Administrator (each on its behalf and, to the extent permitted by applicable law, on behalf of its members and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company, the Adviser and the Administrator each agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each of the Company, the Adviser and the Administrator and may be enforced in any other courts to the jurisdiction of which the Company, the Adviser or the Administrator each is or may be subject, by suit upon such judgment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company, the Adviser and the Administrator.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company, the Adviser or the Administrator for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

New Mountain Finance Corporation

By:	/s/ Karrie J. Jerry
Name: Karrie J. Jerry
Title: Chief Compliance Officer and Corporate Secretary

New Mountain Finance Advisers BDC, L.L.C.

By:	/s/ Karrie J. Jerry
Name: Karrie J. Jerry
Title: Authorized Person

New Mountain Finance Administration, L.L.C.

By:	/s/ Karrie J. Jerry
Name: Karrie J. Jerry
Title: Authorized Person

[Signature Page to Underwriting Agreement (Company)]

Accepted as of the date hereof:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Allen G. Laufenberg
Name: Allen G. Laufenberg
Title: Managing Director

As Representative of the several Underwriters named in Schedule I hereto

[Signature Page to Underwriting Agreement (Underwriters)]

SCHEDULE I

Underwriter	Principal Amount of Firm Notes to be Purchased	Principal Amount of Optional Notes to be Purchased if Maximum Option Exercised
Keefe, Bruyette & Woods, Inc.	25,000,000	3,750,000
Janney Montgomery Scott LLC	6,000,000	900,000
BB&T Capital Markets, a division of BB&T Securities, LLC	5,250,000	787,500
William Blair & Company, L.L.C.	3,750,000	562,500
Ladenburg Thalmann & Co. Inc.	3,750,000	562,500
Oppenheimer & Co. Inc.	3,750,000	562,500
Wedbush Securities Inc.	2,500,000	375,000
Total	$50,000,000	$7,500,000

SCHEDULE II

(a)                                 Additional Disclosure Item: None

SCHEDULE III

[See attached]